EXHIBIT 99.1

            American River Bankshares Announces Third Quarter Results

Sacramento, CA, October 18, 2007 - American River Bankshares (NASDAQ-GS: AMRB) today reported diluted earnings per share for the third quarter of 2007 of $0.39, a 2.6% increase from $0.38 recorded during the second quarter of 2007 and the same as the third quarter of 2006. Net income for the third quarter of 2007 increased 2.6% to $2,152,000 from $2,098,000 during the second quarter of 2007 and decreased 5.4% compared to $2,275,000 for the third quarter of 2006. Diluted earnings per share for the nine months ended September 30, 2007 increased 0.9% to $1.13 from $1.12 for the same period in 2006. Net income for the nine months ended September 30, 2007 declined 4.8% to $6,336,000 from $6,655,000 for the nine months ended September 30, 2006.

"American River Bankshares' EPS is up for the second quarter in a row and ahead of last year on a year-to-date basis," said David T. Taber, President and CEO of American River Bankshares. "Our team continues to execute our Company's philosophy of `Consistency Builds Value'."

Net interest income for the third quarter of 2007 increased 1.0% to $6,680,000 from $6,609,000 for the second quarter of 2007 but decreased 1.7% from $6,798,000 for the third quarter of 2006. Interest income for the third quarter of 2007 decreased 0.5% to $9,454,000 from $9,498,000 for the second quarter of 2007 and decreased 2.9% from $9,737,000 for the third quarter of 2006. During the third quarter, the Company placed three loans on non-accrued status - forgone interest on those three loans represented $99,000 during the quarter. For the nine months ended September 30, 2007, net interest income decreased 2.2% to $19,836,000 from $20,289,000 for the nine months ended September 30, 2006 and interest income increased 0.3% to $28,416,000 from $28,317,000 during the same period.

Interest income for the third quarter of 2007 decreased 0.5% to $9,454,000 from $9,498,000 for the second quarter of 2007 and decreased 2.9% from $9,737,000 for the third quarter of 2006. For the nine months ended September 30, 2007, interest income increased 0.3% to $28,416,000 from $28,317,000 for the nine months ended September 30, 2006.

Interest expense for the third quarter of 2007 decreased 4.0% to $2,774,000 from $2,889,000 for the second quarter of 2007 and decreased 5.6% from $2,939,0000 for the third quarter of 2006. For the nine months ended September 30, 2007, interest expense increased 6.9% to $8,580,000 from $8,028,000 for the nine months ended September 30, 2006.

Net interest margin as a percentage increased to 5.17% for the third quarter of 2007 from 5.10% for the second quarter of 2007 and from 5.01% for the third quarter of 2006. For the nine months ended September 30, 2007, net interest margin as a percentage increased to 5.10% from 5.03% for the nine months ended September 30, 2006.

Noninterest income for the third quarter of 2007 decreased 7.6% to $669,000 from $724,000 for the second quarter of 2007 but increased 10.6% from $605,000 for the third quarter of 2006. For the nine months ended September 30, 2007, noninterest income increased 10.8% to $2,034,000 from $1,836,000 for the same period in 2006. Noninterest expense increased 0.4% to $3,796,000 from $3,779,000 in the second quarter of 2007 and increased 5.4% from $3,602,000 for the third quarter of 2006. For the nine months ended September 30, 2007, noninterest expense increased 3.7% to $11,267,000 from $10,862,000.

Net loans as of September 30, 2007 decreased $409,000 (0.1%) to $385,176,000 from $385,585,000 as of June 30, 2007 but increased $10,780,000 (2.9%) from
$374,396,000 as of September 30, 2006. Since December 31, 2006, net loans have increased $2,183,000 (0.6%) from $382,993,000. The primary increase was in commercial loans, which have increased 16.4% from December 31, 2006 ending the quarter at $99,959,000. As a percentage of the loan portfolio, commercial loans now represent 25.5% of the total compared to 21.8% one year ago. Offsetting this increase was a decrease in real estate loans of 3.9% over the same period ending the quarter at $267,304,000.

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"Our intense focus on business banking is producing results, with commercial loans at a record high at just under $100 million," said Taber. "There is still a need in the market for business banking solutions and our Company is positioned to fulfill that need."

Total deposits as of September 30, 2007 decreased 9,679,000 (2.0%) to $472,074,000 from $481,753,000 as of June 30, 2007 and decreased $21,370,000
(4.3%) from $493,444,000 as of September 30, 2006. Since December 31, 2006,
total deposits decreased $21,801,000 (4.4%) from $493,875,000. Total borrowings decreased 2.7% to $27,921,000 at September 30, 2007 from $28,695,000 at June 30,
2007. Total borrowings decreased 13.3% from $32,228,000 at September 30, 2006.

At September 30, 2007, the allowance for loan and lease losses totaled $5,889,000 compared to $5,972,000 at June 30, 2007 and $5,871,000 at September
30, 2006. The provision for loan and lease losses was $50,000 for the third quarter of 2007, compared to $144,000 for the second quarter of 2007 and from $30,000 for the third quarter of 2006. The allowance as a percentage of loans and leases was 1.51% at September 30, 2007, compared to 1.53% at June 30, 2007 and 1.54% at September 30, 2006. Net chargeoffs for the third quarter were $133,000 and for the first nine months of 2007 net chargeoffs were $300,000. Nonperforming loans and leases as of September 30, 2007 were at 0.79% of total loans and leases compared to 0.21% last quarter and 0.08% one year ago. Nonperforming assets were $3,100,000 at September 30, 2007 up from $818,000 at June 30, 2007. One loan in the amount of $450,000 included in the $818,000 balance as of June 30, 2007 paid off in full during the third quarter. Contributing to the increase during the third quarter were three loans that totaled $2,761,000 (89.1% of the total). The first of these loans had a balance of $1,328,000 and is a development loan for residential lots; the second loan had a balance of $1,111,000 and is a real estate loan on a multi-tenant office building; and the third loan, in the amount of $322,000, is secured by a seven-acre parcel in a rural part of Sacramento County. Management believes that all three of these loans are adequately secured and adequately reserved. The remaining balance of the nonperforming loans and leases totaled $339,000 and represented 11 accounts, mainly small dollar leases. Subsequent to quarter end one of the 11 small dollar-nonperforming assets was acquired in a foreclosure sale. The carrying value of this real estate owned property represents $57,000.

"Although nonperforming assets ended the quarter at just over $3 million, the total represents less than 1% of total loans," continued Taber. "Our high-quality credit culture remains intact and executive management is actively managing our nonperforming assets."

Performance measures in the third quarter of 2007: the Return on Average Assets
(ROAA) was 1.50%, Return on Average Equity (ROAE) was 13.99%, Return on Average Tangible Equity (ROATE) was 19.68% and the efficiency ratio was 50.02%. For the nine months ended September 30, 2007, the Company had a ROAA of 1.47%, ROAE of 13.97%, ROATE of 19.75% and an efficiency ratio of 49.86%.

Third Quarter Highlights

o American River Bankshares continues a long history of enhancing shareholder value with its 95th consecutive profitable quarter. During the third quarter, the Company repurchased 80,000 shares of its common stock at an average price of $23.31. Year to date, the Company has repurchased 239,000 shares of its common stock totaling $5,943,000 and declared three quarterly cash dividends of $0.15 per share.

o Net interest margin for the third quarter of 2007 was 5.17% compared to 5.01% for the third quarter of 2006 and was 5.10% for the nine months ended September 30, 2007 compared to 5.03% for the nine months ended September 30, 2006.

o American River Bank's offices in the Greater Sacramento Area and Placer County experienced a decrease in total deposits of 6.1% to $298,546,000 at September 30, 2007 from $317,860,000 at September 30, 2006. Compared to one year ago, net loans increased 6.2% to $233,326,000 from $219,683,000.


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o        North Coast Bank, a division of American River Bank with three offices in Sonoma County, experienced a decrease in total deposits of 10.7% to $60,868,000 at September 30, 2007 from $68,159,000 as of September 30,
         2006. Compared to one year ago, net loans increased 12.9% to $86,064,000 from $76,241,000.

o Bank of Amador, a division of American River Bank with three offices in Amador County, experienced a decrease in total deposits of 10.9% to $95,894,000 at September 30, 2007 from $107,661,000 at September 30,
         2006. Compared to one year ago, net loans decreased 16.2% to $65,787,000 from $78,472,000.


About American River Bankshares
-------------------------------

American River Bankshares (NASDAQ - GS: AMRB) is the parent company of American River Bank ("ARB"), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.


Forward-Looking Statement
-------------------------

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and in reports filed on Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.



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

American River Bankshares
Consolidated Balance Sheet (Unaudited)

                                                      September 30       December 31       September 30
                                                           2007              2006              2006
                                                      -------------     -------------     -------------
                              ASSETS
Cash and due from banks                               $  18,605,000     $  25,352,000     $  29,076,000
Federal funds sold                                               --                --                --
Interest-bearing deposits in bank                         4,851,000         4,951,000         4,951,000
Investment securities                                   120,135,000       151,311,000       149,776,000
Loans and leases:
     Real estate                                        267,304,000       278,264,000       271,350,000
     Commercial                                          99,959,000        85,859,000        83,128,000
     Lease financing                                      4,950,000         6,375,000         6,686,000
     Other                                               19,436,000        19,074,000        19,790,000
     Deferred loan and lease originations fees, net        (584,000)         (705,000)         (687,000)
     Allowance for loan and lease losses                 (5,889,000)       (5,874,000)       (5,871,000)
                                                      -------------------------------------------------
     Total loans and leases, net                        385,176,000       382,993,000       374,396,000
                                                      -------------------------------------------------
Bank premises and equipment                               1,871,000         1,846,000         1,905,000
Accounts receivable servicing receivable, net             1,876,000         2,581,000         2,611,000
Goodwill and intangible assets                           17,590,000        17,822,000        17,903,000
Accrued interest and other assets                        17,131,000        17,147,000        11,481,000
                                                      -------------------------------------------------
                                                      $ 567,235,000     $ 604,003,000     $ 592,099,000
                                                      =================================================

       LIABILITIES & SHAREHOLDERS' EQUITY

Noninterest-bearing deposits                          $ 138,966,000     $ 160,574,000     $ 154,549,000
Interest checking                                        45,015,000        41,814,000        42,670,000
Money market                                            133,237,000       122,765,000       125,170,000
Savings                                                  36,385,000        36,893,000        36,785,000
Time deposits                                           118,471,000       131,829,000       134,270,000
                                                      -------------------------------------------------
     Total deposits                                     472,074,000       493,875,000       493,444,000
                                                      -------------------------------------------------
Short-term borrowings                                    27,921,000        37,270,000        25,566,000
Long-term borrowings                                             --         5,000,000         6,722,000
Accrued interest and other liabilities                    5,756,000         5,487,000         4,747,000
                                                      -------------------------------------------------
     Total liabilities                                  505,751,000       541,632,000       530,479,000
     Total shareholders' equity                          61,484,000        62,371,000        61,620,000
                                                      -------------------------------------------------
                                                      $ 567,235,000     $ 604,003,000     $ 592,099,000
                                                      =================================================

Nonperforming loans and leases to total loans
  and leases                                                   0.79%             0.02%             0.08%
Net chargeoffs to average loans and leases
  (annualized)                                                 0.10%             0.03%             0.03%
Allowance for loan and lease loss to total loans
  and leases                                                   1.51%             1.51%             1.54%
Leverage Ratio                                                 7.99%             7.81%             7.59%
Tier 1 Risk-Based Capital Ratio                               10.13%            10.34%            10.19%
Total Risk-Based Capital Ratio                                11.38%            11.59%            11.44%
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

American River Bankshares
Consolidated Statement of Income (Unaudited)

                                         Third          Third                      For the Nine Months
                                        Quarter        Quarter         %            Ended September 30            %
                                          2007           2006        Change         2007           2006         Change
                                      ----------------------------------------------------------------------------------
Interest income                       $ 9,454,000    $ 9,737,000         (2.9%)  $28,416,000    $28,317,000          0.3%
Interest expense                        2,774,000      2,939,000         (5.6%)    8,580,000      8,028,000          6.9%
                                      ----------------------------------------------------------------------------------

Net interest income                     6,680,000      6,798,000         (1.7%)   19,836,000     20,289,000         (2.2%)
Provision for loan and lease losses        50,000         30,000         66.7%       315,000        270,000         16.7%
Total noninterest income                  669,000        605,000         10.6%     2,034,000      1,836,000         10.8%
Total noninterest expense               3,796,000      3,602,000          5.4%    11,267,000     10,862,000          3.7%
                                      ----------------------------------------------------------------------------------

Income before taxes                     3,503,000      3,771,000         (7.1%)   10,288,000     10,993,000         (6.4%)
Income taxes                            1,351,000      1,496,000         (9.7%)    3,952,000      4,338,000         (8.9%)
                                      ----------------------------------------------------------------------------------

Net income                            $ 2,152,000    $ 2,275,000         (5.4%)  $ 6,336,000    $ 6,655,000         (4.8%)
                                      ==================================================================================

Basic earnings per share              $      0.39    $      0.39           --    $      1.15    $      1.14          0.9%
Diluted earnings per share            $      0.39    $      0.39           --    $      1.13    $      1.12          0.9%

Average diluted shares outstanding      5,546,172      5,890,331                   5,592,487      5,960,219

Net interest margin as a percentage          5.17%          5.01%                       5.10%          5.03%

Operating Ratios:
Return on average assets                     1.50%          1.50%                       1.47%          1.47%
Return on average equity                    13.99%         14.39%                      13.97%         14.11%
Return on average tangible equity           19.68%         20.16%                      19.75%         19.76%
Efficiency ratio (fully taxable
  equivalent)                               50.02%         47.03%                      49.86%         47.45%


Earnings per share have been adjusted for a 5% stock dividend declared in 2006.
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

American River Bankshares
Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

                                              Third          Second            First         Fourth
                                             Quarter         Quarter          Quarter        Quarter
                                              2007            2007             2007           2006
                                          ------------------------------------------------------------
Interest income                           $  9,454,000    $  9,498,000    $  9,464,000    $  9,637,000
Interest expense                             2,774,000       2,889,000       2,917,000       2,860,000
                                          ------------------------------------------------------------

Net interest income                          6,680,000       6,609,000       6,547,000       6,777,000
Provision for loan and lease losses             50,000         144,000         121,000          50,000
Total noninterest income                       669,000         724,000         641,000         607,000
Total noninterest expense                    3,796,000       3,779,000       3,692,000       3,526,000
                                          ------------------------------------------------------------

Income before taxes                          3,503,000       3,410,000       3,375,000       3,808,000
Income taxes                                 1,351,000       1,312,000       1,289,000       1,401,000
                                          ------------------------------------------------------------

Net income                                $  2,152,000    $  2,098,000    $  2,086,000    $  2,407,000
                                          ============================================================

Basic earnings per share                  $       0.39    $       0.38    $       0.37    $       0.43
Diluted earnings per share                $       0.39    $       0.38    $       0.37    $       0.42

Average diluted shares for the period        5,546,172       5,589,141       5,644,056       5,751,634
Shares outstanding-end of period             5,471,194       5,528,863       5,520,433       5,657,346

Net interest margin as a percentage               5.17%           5.10%           5.04%           5.03%

Quarterly Operating Ratios:
Return on average assets                          1.50%           1.46%           1.44%           1.61%
Return on average equity                         13.99%          13.91%          14.02%          15.47%
Return on average tangible equity                19.68%          19.67%          19.89%          21.78%
Efficiency ratio (fully tax equivalent)          50.02%          49.87%          49.68%          46.12%

Earnings per share have been adjusted for a 5% stock dividend declared in 2006.
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